     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 2000
                                                      REGISTRATION NO. 333-38582
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                  POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4 ON
                                    FORM S-8*
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                       CLEAR CHANNEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                     TEXAS                                                               74-1787539
 (State or other jurisdiction of incorporation                             (I.R.S. employer identification number)
               or organization)

                                                  ---------------

              200 EAST BASSE ROAD                                                       L. LOWRY MAYS
           SAN ANTONIO, TEXAS 78209                                                  200 EAST BASSE ROAD
  (Address, including zip code, of principal                                      SAN ANTONIO, TEXAS 78209
              executive offices)                                                       (210) 822-2828
                                                                       (Name, address and telephone number, including
                                                                              area code, of agent for service)

                                 ---------------

            AGREEMENT BETWEEN SFX ENTERTAINMENT, INC. AND DAVID FALK
           AGREEMENT BETWEEN SFX ENTERTAINMENT, INC. AND CURTIS POLK
          AGREEMENT BETWEEN SFX ENTERTAINMENT, INC. AND PETER STRAUSS
            AGREEMENT BETWEEN SFX ENTERTAINMENT, INC. AND KRAIG FOX
          AGREEMENT BETWEEN SFX ENTERTAINMENT, INC. AND MIKE PRINCIPE
           AGREEMENT BETWEEN SFX ENTERTAINMENT, INC. AND GREG GAMBLE
          AGREEMENT BETWEEN SFX ENTERTAINMENT, INC. AND TERRY MOLONEY
                       CERTAIN OPTION AGREEMENTS BETWEEN
               SFX ENTERTAINMENT, INC. AND ROBERT F.X. SILLERMAN
 CERTAIN OPTION AGREEMENTS BETWEEN SFX ENTERTAINMENT, INC. AND HOWARD J. TYTEL
               AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN
                 SFX ENTERTAINMENT, INC. AND MICHAEL G. FERREL
               AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN
               SFX ENTERTAINMENT, INC.  AND ROBERT F.X. SILLERMAN
               AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN
                  SFX ENTERTAINMENT, INC. AND HOWARD J. TYTEL
               AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN
                   SFX ENTERTAINMENT, INC. AND THOMAS BENSON
            SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN
                  SFX ENTERTAINMENT, INC. AND BRIAN E. BECKER
    EMPLOYMENT AGREEMENT BETWEEN SFX ENTERTAINMENT, INC. AND RICHARD A LIESE
         CERTAIN AGREEMENTS BETWEEN SFX ENTERTAINMENT, INC. AND CERTAIN
            EXISTING AND FORMER EMPLOYEES OF SFX ENTERTAINMENT, INC.
 STOCK OPTION AGREEMENTS WITH CERTAIN EXISTING AND FORMER DIRECTORS, OFFICERS,
         EMPLOYEES AND CONSULTANTS OF SFX ENTERTAINMENT, INC. PURSUANT
  TO THE SFX ENTERTAINMENT, INC. 1998 STOCK OPTION AND RESTRICTED STOCK PLAN,
    THE SFX ENTERTAINMENT, INC. 1999 STOCK OPTION AND RESTRICTED STOCK PLAN,
                THE MARQUEE GROUP, INC. 1996 STOCK OPTION PLAN,
            THE MARQUEE GROUP, INC. 1997 STOCK OPTION PLAN, AND THE
         SFX ENTERTAINMENT, INC. DIRECTOR DEFERRED STOCK OWNERSHIP PLAN
                           (Full Title of the Plans)

                                 ---------------

                                   COPIES TO:

                             STEPHEN C. MOUNT, ESQ.
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           1500 Bank of America Plaza
                               300 Convent Street
                            San Antonio, Texas 78205
                                 (210) 281-7000
                              (210) 224-2035 (fax)

                                 ---------------

                                           CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                       PROPOSED
                                                                       MAXIMUM         PROPOSED
                TITLE OF                           AMOUNT              OFFERING        MAXIMUM         AMOUNT OF
               SECURITIES                          TO BE              PRICE PER       AGGREGATE       REGISTRATION
            TO BE REGISTERED                   REGISTERED (1)           SHARE        FFERING PRICE        FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share      6,500,000 shares (2)        (3)              (3)              (3)
=====================================================================================================================

(1) The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Consisting of, on an as converted basis, 6,500,000 shares of Common Stock reserved for issuance pursuant to certain option agreements assumed by Registrant in connection with its acquisition of SFX Entertainment, Inc. by merger of a wholly-owned subsidiary with and into SFX Entertainment, Inc.

(3) Not applicable. All filing fees payable in connection with the issuance of these securities were paid in connection with the filing of the Registrant's Registration Statement on Form S-4 (No. 333-38582) filed June 5, 2000.

(*) Filed as a Post-effective Amendment on Form S-8 to such Form S-4 registration statement pursuant to the procedure described herein in the section captioned "Introductory Statement."

                             INTRODUCTORY STATEMENT

         On August 1, 2000, Clear Channel Communications, Inc. (the "Company" or the "Registrant") and SFX Entertainment, Inc., a Delaware corporation ("SFX"), consummated the merger (the "Merger") of CCU II Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), with and into SFX as provided by the Agreement and Plan of Merger, dated as of February 28, 2000 (the "Merger Agreement"), by and among the Company, SFX and Merger Sub. SFX's common stock is no longer transferable, and all certificates evidencing shares of SFX Common Stock represent only the right to receive without interest, shares of the Company's common stock ("Common Stock") in accordance with the provisions of the Merger Agreement. In connection with the Merger, the Company assumed each unexpired and unexercised outstanding stock option to purchase SFX Common Stock (each an "SFX Option") issued pursuant to SFX's 1998 Stock Option and Restricted Stock Plan and SFX's 1999 Stock Option and Restricted Stock Plan as well as pursuant to The Marquee Group, Inc. (the "Marquee") 1996 and 1997 Stock Option Plans assumed by SFX and pursuant to stand-alone grants pursuant to agreements between SFX and Robert F.X. Sillerman, Howard J. Tytel, David Falk, Curtis Polk, Peter Strauss, Kraig Fox, Mike Principe, Greg Gamble, Terry Moloney and certain other exiting and former employees of SFX, and grants made pursuant to the Amended and Restated Employment Agreements between SFX and Michael G. Ferrel, Robert F. X. Sillerman, Howard J. Tytel and Thomas Benson, the Second Amended and Restated Employment Agreement between SFX and Brian E. Becker , and the Employment Agreement between SFX and Richard A. Liese. Each SFX Option was automatically converted into an option to purchase or acquire that number of shares of Common Stock equal to the number of shares of SFX Common Stock that could have been purchased or acquired under such SFX Option divided by 0.60 at a price equal to the aggregate exercise price for shares of SFX Common Stock purchasable pursuant to such SFX Option.

         The Registrant hereby amends its registration statement of Form S-4 (No. 333-38582) (the "Form S-4") by filing this Post-effective Amendment No. 1 thereto on Form S-8 ("Post-effective Amendment No. 1") relating to up to 6,500,000 shares of Common Stock issuable pursuant to certain SFX Options assumed by the Company in the Merger. All such shares of Common Stock were previously registered on the Form S-4, and are being transferred to this Form S-8.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to option holders as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as amended by Amended Quarterly Report on Form 10-Q/A filed May 16, 2000.

         3. The Company's Current Report on Form 8-K filed December 10, 1998, as amended by Form 8-K/A filed February 23, 1999 and Form 8-K/A filed April 12, 1999.

         4.       The Company's Current Report on Form 8-K filed May 7, 1999.

         5. Portions of the Company's Current Report on Form 8-K filed November 19, 1999 relating to the consolidated financial statements of Capstar Broadcasting Corporation and Subsidiaries and the report of PricewaterhouseCoopers LLP dated February 26, 1999, except as to Note 3, which is as of March 15, 1999 (pgs. 56-104 of said Form 8-K).

         6.       The Company's Current Report on Form 8-K filed February 29,
                  2000.

         7.       The Company's Current Report on Form 8-K filed May 11, 2000.

         8.       The Company's Current Report on Form 8-K filed on June 9, 2000

         9.       The Company's Current Report on Form 8-K filed on June 14,
                  2000

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Alan D. Feld, the sole shareholder of a professional corporation which is a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., is a director of the Registrant and, as of July 31, 2000 owned approximately 138,500 shares of Common Stock, including presently exercisable options to acquire approximately 122,500 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances. In addition, the Texas Miscellaneous Corporation Law provides that a corporation may amend its Articles of Incorporation to provide that no director shall be liable to the registrant or its shareholders for monetary damages for an act or omission in the director's capacity as a director, provided that the liability of a director is not eliminated or limited (i) for any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) any transaction from which such director derived an improper personal benefit, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The registrant has amended its Articles of Incorporation and added Article Eleven adopting such limitations on a director's liability. The registrant's Articles of Incorporation also provide in Article Nine, for indemnification of directors or officers in connection with the defense or settlement of suits brought against them in their capacities as directors or officers of the Company, except in respect of liabilities arising from gross negligence or willful misconduct in the performance of their duties.

         Article IX(8) of the registrant's bylaws provides for indemnification of any person made a party to a proceeding by reason of such person's status as a director, officer, employee, partner or trustee of the Company, except in respect of liabilities arising from negligence or misconduct in the performance of their duties.

         An insurance policy obtained by the registrant provides for indemnification of officers and directors of the registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.                     Description of Exhibit
-----------                     ----------------------
4.1      Buy-Sell Agreement by and between Clear Channel Communications, Inc.,
         L. Lowry Mays, B.J. McCombs, John M. Schaefer, and John W. Barger,
         dated May 31, 1977 (incorporated by reference to the exhibits of Clear
         Channel's registration statement on Form S-1 (Reg. No. 33-289161) dated
         April 19, 1984).

4.2      Fourth Amended and Restated Credit Agreement by and among Clear Channel
         Communications, Inc., Bank of America, N.A., as administrative agent,
         Fleet National Bank, as documentation agent, the Bank of Montreal and Toronto Dominion (Texas), Inc., as co-syndication agents, and certain other lenders dated June 15, 2000 (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg.
         No. 333-42028) dated July 21, 2000).

4.3      Senior Indenture dated October 1, 1997, by and between Clear Channel
         Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

4.4 First Supplemental Indenture dated March 30, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications,
         Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

4.5 Second Supplemental Indenture dated June 16, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications,
         Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Current Report on Form 8-K dated August
         27, 1998).

4.6 Third Supplemental Indenture dated June 16, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications,
         Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Current Report on Form 8-K dated August
         27, 1998).

4.7      Fourth Supplemental Indenture dated November 24, 1999, to Senior
         Indenture dated October 1, 1997, by and between Clear Channel
         Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Annual Report on Form
         10-K filed March 14, 2000).

4.8 Fifth Supplemental Indenture dated June 21, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications,
         Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3
         (Reg. No. 333-42028) dated July 21, 2000).

4.9 Sixth Supplemental Indenture dated June 21, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications,
         Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3
         (Reg. No. 333-42028) dated July 21, 2000).

4.10 Seventh Supplemental Indenture dated July 7, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications,
         Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3
         (Reg. No. 333-42028) dated July 21, 2000).

5*       Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*    Consent of Ernst & Young LLP.

23.2*    Consent of KPMG LLP.

23.3*    Consent of Ernst & Young LLP.

23.4*    Consent of PricewaterhouseCoopers LLP.

23.5*    Consent of PricewaterhouseCoopers LLP.

23.6*    Consent of PricewaterhouseCoopers LLP.

23.7 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in opinion filed as Exhibit 5).

24       Power of Attorney (included on signature page of this Registration
         Statement).

*Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on August 3, 2000.

                                      CLEAR CHANNEL COMMUNICATIONS, INC.

                                      By:  /s/ L. LOWRY MAYS
                                          -------------------------------
                                          L. Lowry Mays
                                          Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Clear Channel Communications, Inc., hereby constitute and appoint L. Lowry Mays, Mark P. Mays, Randall T. Mays and Herbert W. Hill, Jr., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Post-effective Amendment No. 1, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated below.

                   NAME                                          TITLE                               DATE
                   ----                                          -----                               ----
/s/ L. LOWRY MAYS                                           Chief Executive                    August 3, 2000
-----------------------------                            Officer and Director
L. Lowry Mays

/s/ RANDALL T. MAYS                            Executive Vice President/Chief Financial        August 3, 2000
-----------------------------                  Officer (Principal Financial Officer) and
Randall T. Mays                                                Director

/s/ HERBERT W. HILL, JR.                        Senior Vice President/Chief Accounting         August 3, 2000
----------------------------                    Officer (Principal Accounting Officer)
Herbert W. Hill, Jr.

/s/ MARK P. MAYS                                President, Chief Operating Officer and         August 3, 2000
----------------------------                                   Director
Mark P. Mays

/s/ B.J. MCCOMBS
----------------------------                                   Director                        August 3, 2000
B.J. McCombs

/s/ ALAN D. FELD
----------------------------                                   Director                        August 3, 2000
Alan D. Feld

/s/ THEODORE H. STRAUSS
----------------------------                                   Director                        August 3, 2000
Theodore H. Strauss

/s/ JOHN H. WILLIAMS
----------------------------                                   Director                        August 3, 2000
John H. Williams

/s/ KARL ELLER
----------------------------                                   Director                        August 3, 2000
Karl Eller

                                INDEX TO EXHIBITS

Exhibit No.                     Description of Exhibit
-----------                     ----------------------
4.1      Buy-Sell Agreement by and between Clear Channel Communications, Inc.,
         L. Lowry Mays, B.J. McCombs, John M. Schaefer, and John W. Barger,
         dated May 31, 1977 (incorporated by reference to the exhibits of Clear
         Channel's registration statement on Form S-1 (Reg. No. 33-289161) dated
         April 19, 1984).

4.2      Fourth Amended and Restated Credit Agreement by and among Clear Channel
         Communications, Inc., Bank of America, N.A., as administrative agent,
         Fleet National Bank, as documentation agent, the Bank of Montreal and Toronto Dominion (Texas), Inc., as co-syndication agents, and certain other lenders dated June 15, 2000 (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg.
         No. 333-42028) dated July 21, 2000).

4.3      Senior Indenture dated October 1, 1997, by and between Clear Channel
         Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

4.4 First Supplemental Indenture dated March 30, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications,
         Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

4.5 Second Supplemental Indenture dated June 16, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications,
         Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Current Report on Form 8-K dated August
         27, 1998).

4.6 Third Supplemental Indenture dated June 16, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications,
         Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Current Report on Form 8-K dated August
         27, 1998).

4.7      Fourth Supplemental Indenture dated November 24, 1999, to Senior
         Indenture dated October 1, 1997, by and between Clear Channel
         Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Annual Report on Form
         10-K filed March 14, 2000).

4.8 Fifth Supplemental Indenture dated June 21, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications,
         Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3
         (Reg. No. 333-42028) dated July 21, 2000).

4.9 Sixth Supplemental Indenture dated June 21, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications,
         Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3
         (Reg. No. 333-42028) dated July 21, 2000).

4.10 Seventh Supplemental Indenture dated July 7, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications,
         Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3
         (Reg. No. 333-42028) dated July 21, 2000).

5*       Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*    Consent of Ernst & Young LLP.

23.2*    Consent of KPMG LLP.

23.3*    Consent of Ernst & Young LLP.

23.4*    Consent of PricewaterhouseCoopers LLP.

23.5*    Consent of PricewaterhouseCoopers LLP.

23.6*    Consent of PricewaterhouseCoopers LLP.

23.7 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in opinion filed as Exhibit 5).

24       Power of Attorney (included on signature page of this Registration
         Statement).

*Filed herewith.